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                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                   EXHIBIT 24



We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 33-02028, 33-32610, 33-40736, 33-40743, 33-51076,
33-55306, 333-39057 and 333-39059) of The Bombay Company, Inc. of our report dated March 11, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 11, 1999 relating to the financial statement schedule, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Fort Worth, Texas
April 22, 1999

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